UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2010

Life Quotes, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26781	36-3299423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8205 South Cass Ave., Darien, IL	60561
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 630-515-0170

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01	Regulation FD Disclosure

On June 18, 2010, Life Quotes, Inc announced that the Special Committee of the Board of Directors of Life Quotes unanimously determined that the $4.00 per share price being offered in the tender offer (the “Tender Offer”) by LQ Acquisition, Inc., a company owned and controlled by Robert S. Bland, President and Chief Executive Officer of Life Quotes, to purchase all of the outstanding shares of  common stock of Life Quotes not already owned by LQ Acquisition, is fair, from a financial point of view, to Life Quotes’ stockholders, other than LQ Acquisition, Inc.  The Special Committee unanimously recommended, on behalf of Life Quotes, that the stockholders of Life Quotes accept the Tender Offer and tender their shares of common stock pursuant to the Tender Offer.

The press release making that announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  This information is being furnished under Item 7.01 (Regulation FD Disclosure) of Form 8-K.

Section 9.01	Financial Exhibits and Exhibits

Item9.01(d)	Exhibits

Exhibit
Number	Description

99.1
Press Release dated June 18, 2010, announcing that the Special Committee of the Board of Directors of Life Quotes unanimously determined that the $4.00 per share price being offered in the tender offer (the “Tender Offer”) by LQ Acquisition, Inc., a company owned and controlled by Robert S. Bland, President and Chief Executive Officer of Life Quotes, to purchase all of the outstanding shares of  common stock of Life Quotes not already owned by LQ Acquisition, is fair, from a financial point of view, to Life Quotes’ stockholders, other than LQ Acquisition, Inc.  The Special Committee unanimously recommended, on behalf of Life Quotes, that the stockholders of Life Quotes accept the Tender Offer and tender their shares of common stock pursuant to the Tender Offer.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010	By:	/s/ PHILLIP A. PERILLO
Phillip A. Perillo
Senior Vice President and Chief Financial Officer